UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 6, 2023

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective September 6, 2023, RGC Resources, Inc. (the “Company”) has appointed Timothy Mulvaney interim Chief Financial Officer and Treasurer.  Upon his appointment, Mr. Mulvaney will serve as the Company’s principal financial officer and principal accounting officer.

There is no arrangement or understanding between Mr. Mulvaney and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Mulvaney and any of the Company’s other directors or executive officers.  Additional information about Mr. Mulvaney is provided below:

Mr. Mulvaney, 54 years old, previously served for more than 5 years as Senior Vice President, Chief Accounting Officer for LL Flooring Holdings, Inc. (“LL Flooring”), a flooring retailer, where he was responsible for the Company’s accounting records, external financial reporting and treasury functions.  Mr. Mulvaney also served as the interim Chief Financial Officer for LL Flooring in 2019.  Prior to LL Flooring, Mr. Mulvaney was the Chief Accounting Officer at Media General, Inc., a multimedia company. He was with Media General for more than 20 years.  He began his career in public accounting with Ernst and Young.

The Company has agreed to pay $200 per hour to Mr. Mulvaney for his services and will reimburse pre-approved reasonable and documented business expenses of Mr. Mulvaney actually incurred during the performance of Mr. Mulvaney’s services.

The Company continues to explore various options for a permanent Chief Financial Officer and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: September 7, 2023	By:	/s/ Paul W. Nester
Paul W. Nester
President and Chief Executive Officer